SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            AMES NATIONAL CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            IOWA                                                  42-1039071
--------------------------------------------------------------------------------
(State or Other Jurisdiction of                                 (IRS Employer
 Incorporation or Organization)                              Identification No.)

     405 FIFTH STREET, AMES, IOWA                                  50010
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

                  AMES NATIONAL CORPORATION STOCK PURCHASE PLAN
                  ---------------------------------------------
                            (Full Title of the Plan)

              DANIEL L. KRIEGER, 405 FIFTH STREET, AMES, IOWA 50010
              -----------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (515) 232-6251
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum     Proposed Maximum
     Title Of Each Class Of      Amount To Be   Offering Price Per   Aggregate Offering       Amount Of
  Securities To Be Registered     Registered          Unit*                 Price          Registration Fee
------------------------------------------------------------------------------------------------------------
COMMON STOCK, $5.00 PAR VALUE    98,000 shares       $41.00               $4,018,000            $369.66
------------------------------------------------------------------------------------------------------------

* The proposed maximum offering price per share is the average bid and asked price as of May 29, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Ames National Corporation (the "Company") will provide without charge, upon written or oral request, a copy of the documents incorporated herein by reference in Item 3 of Part II of this Registration Statement, or other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act of 1933 (the "Securities Act"). The documents identified in
Item 3 of Part II are incorporated by reference into the Section 10(a) prospectus. Requests for such copies should be directed to Daniel L. Krieger, President, Ames National Corporation, 405 Fifth Street, Ames, Iowa 50010, (515) 232-6251.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

a) The Company's annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the year ended December 31, 2001, which contains audited financial statements for the Company's latest fiscal year.

b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

c) The description of such class of securities which is contained in the Company's registration statement on Form 10 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

d) The Company's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Bylaws of the Company mandate that the Company shall indemnify and advance expenses to any person who was or is a party to, or is threatened to be made a party to, any threatened or pending claim or action by reason of the fact that such person (i) is or was a director or officer of the Company, or (ii) while a director, officer or employee of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or in another capacity with another corporation, partnership, joint venture, trust or other enterprise, to the maximum extent the Company is empowered to indemnify and advance expenses to a director under the Iowa Business Corporation Act (the "Act"). Such indemnification is, however, conditional upon the Company being afforded the opportunity to participate directly on behalf of such person in such claim or action and, with respect to any settlement or other non-adjudicated disposition of any threatened or pending claim or action, upon the prior approval by the Company of the proposed settlement or non-adjudicated disposition. The right to indemnification includes the right to payment or reimbursement by the Company of reasonable expenses incurred in connection with any such claim or action in advance of its final disposition, provided the person seeking reimbursement of expenses complies with certain procedures outlined in the Act for obtaining such reimbursement. Under the Act, a corporation is authorized to indemnify a director, officer, employee or agent if the person acted in good faith and if the person reasonably believed: (i) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in the corporation's best interests; or (ii) in all other cases, that the person's conduct was at least not opposed to the corporation's best interests. To the extent that the indemnification provisions of the Bylaws may provide indemnification to directors, officers, employees and agents of the Company for liabilities arising under the Securities Act, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number   Exhibit

  4      Instruments defining rights of security holders, including indentures:

         4(a)  Restated Articles of Incorporation of the Company
         4(b)  Bylaws of the Company

  5      Opinion re:  Legality

 15      Letter re: Unaudited Interim Financial Information.  Not applicable

 23      Consents of Experts and Counsel

         23(a)  Consent of KPMG LLP
         23(b)  Consent of McGladrey & Pullen, LLP
         23(c)  Consent of Nyemaster, Goode, Voigts, West, Hansell & O'Brien

 24      Power of Attorney.  Not Applicable

 99      Additional Exhibits:
         99(a)   Ames National Corporation Stock Purchase Plan

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a) (3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ames, State of Iowa on the third day of June, 2002.

                               AMES NATIONAL CORPORATION

                                By  /s/ Daniel L. Krieger
                                    --------------------------------------------
                                    Daniel L. Krieger
                                    President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                         Title

/s/ Daniel L. Krieger                               President and Director
--------------------------------------------        June 3, 2002
Daniel L. Krieger
(principal executive officer)


/s/ John P. Nelson                                  Vice President and Secretary
--------------------------------------------        June 3, 2002
John P. Nelson
(principal accounting and financial officer)


/s/ Robert W. Stafford                              Chairman and Director
--------------------------------------------        June 3, 2002
Robert W. Stafford

/s/ Betty A. Baudler
--------------------------------------------        Director
Betty A. Baudler                                    June 3, 2002

/s/ James R. Larson II
--------------------------------------------        Director
James R. Larson II                                  June 3, 2002

/s/ Marvin J. Walter
--------------------------------------------        Director
Marvin J. Walter                                    June 3, 2002

                            AMES NATIONAL CORPORATION
                         FORM S-8 REGISTRATION STATEMENT
                                  Exhibit Index

Reg. S-K
Item 601
Exhibit No.
--------------------------------------------------------------------------------

4(a) Restated Articles of Incorporation filed as Exhibit 3.1 to the Registration Statement on Form 10 filed on April 30, 2001 are incorporated herein by reference.

4(b) Bylaws filed as Exhibit 3 to the quarterly report on Form 10-Q filed on August 14, 2001 are incorporated herein by reference.

5 Opinion re: Legality of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, Counsel to Registrant

23(a)         Consent of KPMG LLP

23(b)         Consent of McGladrey & Pullen, LLP

23(c) Consent of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, Counsel to Registrant (included as part of Exhibit 5)

99(a)         Ames National Corporation Stock Purchase Plan


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